Exhibit 99.2

PAR PETROLEUM CORPORATION

Par Petroleum Corporation (formerly Delta Petroleum Corporation) Appoints New Board of Directors and Officers

John T. Young Named Chief Executive Officer and R. Seth Bullock Named Chief Financial Officer

PR Newswire

HOUSTON, Sept. 6, 2012

HOUSTON, Sept. 6 /PRNewswire-FirstCall/ — Par Petroleum Corporation (“Par Petroleum” or the “Company”) announced that its predecessor Delta Petroleum Corporation (“Delta”) consummated its plan of reorganization on August 31, 2012. The reorganized company, Par Petroleum, emerged from Delta’s bankruptcy with a substantially delivered balance sheet. Pursuant to Delta’s plan of reorganization, $265 million in long-term notes and substantially all other unsecured claims were converted into the common stock of Par Petroleum. Par Petroleum’s common stock will be publicly traded on the over-the-counter (OTC) market under the trading symbol “PARR”. Par Petroleum’s only long-term debt is a $30 million delayed-draw term loan, of which $13 million was drawn on August 31, 2012. Proceeds of the facility provided funding on August 31, 2012 to two trusts for the payment of certain expenses relating to the administration of the Delta bankruptcy case. Proceeds will also be used for general corporate purposes.

In addition, in connection with the transactions consummated pursuant to Delta’s plan of reorganization, Par Petroleum partnered with Laramie Energy II, LLC (“Laramie”), an oil and gas operator. Laramie and Par Petroleum each contributed their respective assets in Mesa and Garfield counties, Colorado, to form a new joint venture called Piceance Energy, LLC (“Piceance Energy”). Laramie and Par Petroleum hold 66.66% and 33.34% ownership interests in Piceance Energy, respectively. Subsequently, Piceance Energy entered into a new $140 million credit agreement, and distributed approximately $74.1 million to Par Petroleum and $24.8 million to Laramie. The distributions are subject to adjustment per the joint venture transaction effective date of July 31, 2012.

To implement Par Petroleum’s new vision and direction, ownership has replaced the Company’s former Board of Directors and has installed a new management team. In particular, five new individuals (introduced below) have been appointed to serve as Par Petroleum’s Board of Directors, effective immediately, and the Board has appointed a new management team for Par Petroleum, led by John T. Young, Jr. as Par’s Chief Executive Officer and R. Seth Bullock as Par’s Chief Financial Officer. In addition, two members of the new Board, Jacob Mercer and William Monteleone, also will serve on the board of the joint venture Piceance Energy.

“I speak for the entire management team when I express my excitement about joining Par Petroleum,” said John T. Young, Jr., the new Chief Executive Officer. “I am confident in Par’s future, and the Board and management team are looking forward to working with our joint venture partner Laramie Energy II, LLC to rebuild our energy business. I believe that the Company’s improved capital structure and enhanced financial flexibility positions us well within our industry.”

As outlined in the Company’s Third Amended Plan of Reorganization as confirmed by the United States Bankruptcy Court on August 16, 2012, the Board members were designated by the new principal equity owners of Par. Par’s new Board is comprised of Messrs. Jacob Mercer, William Monteleone, Michael Keener, L. Melvin Cooper and Benjamin Lurie.

John T. Young, Jr. – Chief Executive Officer. Delta appointed Mr. Young as its Chief Restructuring Officer in November 2011, and appointed him as Chief Financial Officer in July 2012. Mr. Young also currently serves as Senior Managing Director at Conway MacKenzie, Inc., which the Company retained in late 2011 to assist with its strategic alternatives process. Mr. Young has served as Senior Managing Director at Conway MacKenzie, Inc. since December 2008. Mr. Young has substantial knowledge and experience providing restructuring advisory services, including interim management and debtor advisory, litigation support, post-merger integration, and debt restructuring and refinancing. Mr. Young’s experience also includes serving in a multitude of advisory capacities within the energy and oilfield services industries as well as Lone Star Funds and KPMG Peat Marwick. Mr. Young is a Certified Public Accountant and received his BBA and MBA from Baylor University.

R. Seth Bullock – Chief Financial Officer. Mr. Bullock currently serves as a Director at Conway MacKenzie, Inc. and has served in that capacity since joining Conway MacKenzie, Inc. in November 2011. From May 2010 through November 2011, he served as Managing Director at Kenmont Solutions Capital, a direct origination mezzanine fund focused on middle market companies in the energy, power and infrastructure sectors. From July 2007 through May 2010, Mr. Bullock served as Analyst at Kenmont Investments Management, a multi-strategy hedge fund focused on the energy, power and transportation sectors. Prior to Kenmont, he held positions of increasing responsibility with Koch Capital Markets, a division of Koch Industries, Inc. Prior to Koch, Mr. Bullock held positions of increasing responsibility with Arthur Andersen’s Global Energy Corporate Finance Group. Mr. Bullock holds a BBA in Finance from Loyola University, New Orleans. He holds the Chartered Financial Analyst (CFA) designation.

Jacob Mercer – Director. Mr. Mercer is a Senior Portfolio Manager at Whitebox Advisors having joined them in 2007. Previously, Mr. Mercer worked for Xcel Energy (XEL) as Assistant Treasurer and Managing Director. Prior to that, he worked at Piper Jaffray as a Senior Credit Analyst and Principal and at Voyageur Asset Management as a Credit Analyst. In addition, Mr. Mercer served as a Logistics Officer in the United States Army. Mr. Mercer holds a BA in both Business Management and Economics from St. John’s University. He holds the Chartered Financial Analyst (CFA) designation.

William Monteleone – Director. Mr. Monteleone is an Associate at Equity Group Investments (EGI) having joined in 2008. Previously, Mr. Monteleone worked for Banc of America Securities LLC where he was involved in a variety of debt capital raising transactions, including leveraged buyouts, corporate-to-corporate acquisitions and other debt financing activities. At EGI, he is responsible for evaluating potential new investments and monitoring existing investments. In addition to Par Petroleum, Mr. Monteleone serves on the Board of Directors of Wapiti Oil and Gas, LLC and Kuwait Energy Company. Mr. Monteleone graduated magna cum laude from Vanderbilt University with a bachelor’s degree.

Benjamin Lurie – Director. Mr. Lurie is an Associate at Equity Group Investments (EGI) having joined in 2011. Prior to joining the firm, Mr. Lurie worked at Lurie Investments evaluating and developing new and existing business opportunities ranging from technology to services to real estate. At EGI, Mr. Lurie is responsible for evaluating potential new investments and monitoring existing investments. He holds a master’s degree in business administration from INSEAD, and a postgraduate certificate from the United Nations University. He received dual BAs from the University of Wisconsin-Madison. He holds the Chartered Financial Analyst (CFA) designation.

Michael R. Keener – Director. Mr. Keener has over 30 years of experience in the energy sector. Since January 2011, Mr. Keener has served as a Principal of KP Energy, providing mezzanine debt, private equity and direct asset ownership primarily with exploration and production companies in North America. Prior to joining KP Energy, Mr. Keener worked as a Managing Director in the energy team of Imperial Capital LLC from October 2009 until December 2011. From 2003 until their acquisition by Imperial Capital in October 2009, Mr. Keener served as Principal and Managing Director of Petrobridge Investment Management. From 1981 to 2003, Mr. Keener served in a number of roles in Royal Dutch Shell PLC including as Director and Vice President of Shell Capital and Financial Advisor to Shell Offshore. Mr. Keener also has served on the Board of Directors of Dune Energy (DUNR) since January 2012. Mr. Keener holds a degree in Business Administration from Bloomsburg University and a Masters of Business Administration from Loyola University.

L. Melvin Cooper – Director. Mr. Cooper has over 25 years of experience in various accounting and financial roles. Currently, Mr. Cooper serves as the Senior Vice President and Chief Financial Officer of Forbes Energy Services Ltd (FES), a public company in the energy services industry. Prior to Forbes, Mr. Cooper served as Senior Vice President and Chief Financial Officer of Cude Oilfield Contractors, Inc. From 2004 to 2006, Mr. Cooper served as President of SpectraSource Corporation, a supplier of products and services to the new home building industry. Beginning in 1999, Mr. Cooper served as Senior Vice President and Chief Financial Officer of Nationwide Graphics, a printing and supply chain management company. Prior to Nationwide Graphics, Mr. Cooper served as President or Chief Financial Officer of various companies involved in telecommunications, nutritional supplements, water purification, scrap metal, drilling fluids, and natural gas marketing. Mr. Cooper also has served on the Board of Directors of Flotek Industries, Inc. (FTK) since October 2010. In 2011, Mr. Cooper earned the Board Leadership designation from the National Association of Corporate Directors. Mr. Cooper received a degree in accounting from Texas A&M University-Kingsville (formerly Texas A&I) in 1975 and is a Certified Public Accountant (CPA).

In addition to its interest in Piceance Energy, Par Petroleum owns an interest in the Point Arguello unit offshore California, certain miscellaneous oil and gas assets and certain tax attributes, including significant net operating losses.